Exhibit 5.1


              [Letterhead of Womble Carlyle Sandridge & Rice, PLLC]

                                 August 21, 2003


RF Micro Devices, Inc.
7628 Thorndike Road
Greensboro, NC  27409

         Re: Registration Statement on Form S-3 Relating to the RF Micro Devices, Inc. 1.50% Convertible Subordinated Notes due 2010 and Shares of Common Stock to be Issued upon Conversion Thereof

Ladies and Gentlemen:

         We have acted as counsel to RF Micro Devices, Inc., a North Carolina corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $230,000,000 aggregate principal amount of 1.50% Convertible Subordinated Notes due 2010 (the "Notes"), and 30,145,755 shares of Common Stock, no par value (the "Common Stock"), of the Company and, pursuant to Rule 416, an indeterminate number of additional shares of Common Stock as may be required for issuance upon conversion of the Notes (collectively, the "Conversion Shares"). The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). The Company is filing a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the Notes and the Conversion Shares. This opinion is provided pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

         We have reviewed the Company's articles of incorporation and bylaws, each as amended to date, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained in such certificates.

         In connection  with such review,  we have assumed with your  permission
(i) the genuineness of all signatures and the legal competence of all signatories; (ii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (iii) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company.

         This opinion is limited to the laws of the State of North Carolina, excluding local laws of the State of North Carolina (i.e., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of North Carolina and judicial decisions to the extent they deal with any of the foregoing), and to the contract laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that (i) the Notes have been duly authorized and are binding obligations of the Company entitled to the benefits of the Indenture dated as of July 1, 2003, between the Company and Wachovia Bank, National Association, as Trustee, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and (ii) the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the Indenture, will be legally issued, fully paid and nonassessable.

         This opinion is delivered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

         We hereby  consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters" in the prospectus included as a part thereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or other rules and regulations of the Commission thereunder.

                                Very truly yours,

                               /s/ Womble Carlyle Sandridge & Rice, PLLC